UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016 (June 23, 2016)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 23, 2016, SLM Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 25, 2016, the record date for the Annual Meeting, 427,929,949 shares of common stock, par value $.20 per share, were outstanding and entitled to vote. At the Annual Meeting, 410,943,270, or approximately 96.03%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following 12 directors to hold office until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Paul G. Child	395,759,240	1,710,058	82,108	13,391,864
Carter Warren Franke	394,430,083	3,040,242	81,081	13,391,864
Earl A. Goode	390,308,033	7,161,434	81,939	13,391,864
Ronald F. Hunt	391,751,540	5,717,557	82,309	13,391,864
Marianne M. Keler	394,973,951	2,495,735	81,720	13,391,864
Jim Matheson	394,426,078	3,043,266	82,062	13,391,864
Jed H. Pitcher	394,422,653	3,046,660	82,093	13,391,864
Frank C. Puleo	395,225,887	2,243,265	82,254	13,391,864
Raymond J. Quinlan	390,984,333	6,484,026	83,047	13,391,864
Vivian C. Schneck-Last	395,754,429	1,714,694	82,283	13,391,864
William N. Shiebler	394,421,284	3,047,844	82,278	13,391,864
Robert S. Strong	395,757,048	1,711,864	82,494	13,391,864

Proposal 2 – Advisory Vote on Executive Compensation. The Company’s stockholders approved, by an advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
346,347,168	51,026,972	177,266	13,391,864

Proposal 3 – Ratification of the Appointment of KPMG LLP. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
404,623,144	5,658,879	661,247	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: June 27, 2016	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel & Corporate Secretary